EXHIBIT  32
     STATEMENT  UNDER  SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002


The undersigned, the Chairman, President and Chief Executive Officer and the Senior Vice President, Finance, of MacDermid, Incorporated ("the Corporation") respectively, each hereby certifies that to his knowledge on the date hereof:
The annual report on Form 10-K of the Corporation for the annual period ended December 31, 2004, filed on the date hereof with the Securities and Exchange Commission ("the Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of December 31, 2004, of the Corporation.





Date:  April 13,  2005                                  /s/  Daniel  H.  Leever
       --------------                                   -----------------------
   for  the  amended  Form  10-K/A
   certifying  the  report  as  of  March  15,  2005,        Daniel  H.  Leever
     the  date  of  original  filing                              Chairman  and
                                                      Chief  Executive  Officer



Date:  April 13,  2005                            /s/  Gregory  M.  Bolingbroke
       --------------                             -----------------------------
   for  the  amended  Form  10-K/A
   certifying  the  report  as  of
   March  15,  2005,                                      Gregory M. Bolingbroke
   the  date  of  original  filing             Senior  Vice  President,  Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.